As filed with the Securities and Exchange Commission on January 22, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MICHAELS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5945	37-1737959
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

8000 Bent Branch Drive
Irving, Texas 75063
Telephone: (972) 409-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles M. Sonsteby

Chief Administrative Officer and Chief Financial Officer

8000 Bent Branch Drive

Irving, Texas 75063

Telephone: (972) 409-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Fine Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Telephone: (617) 951-7000	Michael J. Veitenheimer The Michaels Companies, Inc. Senior Vice President—General Counsel and Secretary 8000 Bent Branch Drive Irving, Texas 75063 Telephone: (972) 409-1300	D. Rhett Brandon Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-201444

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock,	3,220,000	$23.52	$75,734,400	$8,801

(1)          Represents only the additional number of shares being registered and includes 420,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-201444).

(2)          Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-201444) filed by The Michaels Companies, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, as amended on January 20, 2015, which was declared effective by the Commission on January 22, 2015, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 22nd day of January, 2015.

The Michaels Companies, Inc.

By:	/s/ CARL S. RUBIN
Name:	Carl S. Rubin
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ CARL S. RUBIN	Director and Chief Executive Officer (Principal Executive Officer)	January 22, 2015
Carl S. Rubin

/s/ CHARLES M. SONSTEBY	Chief Administrative Officer and Chief Financial Officer (Principal Financial Officer)	January 22, 2015
Charles M. Sonsteby

/s/ MICHAEL J. VEITENHEIMER	Senior Vice President—General	January 22, 2015
Michael J. Veitenheimer	Counsel and Secretary

/s/ JAMES E. SULLIVAN	Vice President—Chief Accounting Officer and Controller	January 22, 2015
James E. Sullivan
(Principal Accounting Officer)

*	Director	January 22, 2015
Joshua Bekenstein

*	Director	January 22, 2015
Todd M. Cook

*
Nadim El Gabbani	Director	January 22, 2015

*
Lewis S. Klessel	Director	January 22, 2015

*
Matthew S. Levin	Director	January 22, 2015

*
John J. Mahoney	Director	January 22, 2015

*
James A. Quella	Director	January 22, 2015

*
Beryl B. Raff	Director	January 22, 2015

*
Peter F. Wallace	Director	January 22, 2015

By:	/s/ CHARLES M. SONSTEBY
Charles M. Sonsteby
Attorney-in-fact

Date: January 22, 2015

Exhibit list

Exhibit no.	Description
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, Registration No. 333-201444, and incorporated by reference herein)